As filed with the Securities and Exchange Commission on January 18, 2017

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sientra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200 Santa Barbara, CA 93117	93117
(Address of principal executive offices)	(Zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

Inducement Plan

(Full titles of the plans)

Jeffrey Nugent

Chairman and Chief Executive Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert W. Phillips	Patrick F. Williams
Cooley LLP	Chief Financial Officer and Treasurer
101 California Street, 5th Floor	Sientra, Inc.
San Francisco, CA 94111	420 South Fairview Avenue, Suite 200
(415) 693-2000	Santa Barbara, CA 93117
(805) 562-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price (5)	Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.01 par value per share	743,947 shares(2)	$8.31	$6,182,199.57	$716.52
2014 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	185,986 shares(3)	$8.31	$1,545,543.66	$179.13
Inducement Plan Common Stock, $0.01 par value per share	220,000 shares(4)	$8.31	$1,828,200.00	$211.89
Total	1,149,933 shares	N/A	$9,555,943.23	$1,107.54

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”), the 2014 Employee Stock Purchase Plan (the “2014 ESPP”), and the Sientra, Inc. Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)                                  Represents 743,947 shares of Common Stock that became available for issuance on January 1, 2017 under the 2014 Plan pursuant to an evergreen provision of the 2014 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares added each year will be equal to: (a) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(3)                                  Represents 185,986 shares of Common Stock that became available for issuance on January 1, 2017 under the 2014 ESPP pursuant to an evergreen provision of the 2014 ESPP. The 2014 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 ESPP on January 1 of each calendar year, from January 1, 2015 through January 1, 2024. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 3,000,000 shares of Common Stock; or (c) a lesser number of shares of Common Stock as is determined by the Board for the applicable year.

(4)                                  Represents 220,000 shares of Common Stock issuable pursuant to the Inducement Plan.

(5)                                  This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices of the Registrant’s Common Stock on January 11, 2017 as reported the NASDAQ Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 743,947 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan;  (ii) 185,986 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan, which are the same class as those securities previously registered on effective Forms S-8 filed with the Securities and Exchange Commission on October 29, 2014 (File No. 333-199684), March 19, 2015 (File No. 333-202879) and January 26, 2016 (File No. 333-209129), and (iii) 220,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Inducement Award plan, which are the same class as those securities previously registered on effective Form S-8 filed with the SEC on April 11, 2016 (File No. 333- 210695).  The contents of those Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 10, 2016 (File No. 001-36709);

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 6, 2016, for the quarter ended June 30, 2016, filed with the Commission on August 9, 2016, and for the quarter ended September 30, 2016, filed with the Commission on November 9, 2016;

(c) The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 thereof), filed with the Commission on May 5, 2016, June 29, 2016, August 9, 2016, September 23, 2016, November 1, 2016, and November 8, 2016;

(d) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Commission on April 29, 2016; and

(e) The Registrant’s registration statement on Form 8-A filed on October 24, 2014 (File No. 001-36709) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.      EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, an independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1(4)†	2014 Equity Incentive Plan and forms of award agreements thereunder.

99.2(5)†	2014 Employee Stock Purchase Plan.

99.3(6)†	Sientra, Inc. Inducement Plan.

(1)

Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(6)	Previously filed as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K (File No. 001-36709), originally filed with the Commission on March 10, 2016, incorporated herein by reference.
*	Filed herewith.
†	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on January 18, 2017.

SIENTRA, INC.

By:	/s/Jeffrey Nugent
Jeffrey Nugent
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Matthew Pigeon and Jeffrey Nugent, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Jeffrey Nugent	Chairman and Chief Executive Officer	January 18, 2017
Jeffrey Nugent	(Principal Executive Officer)

/s/Patrick F. Williams	Chief Financial Officer and Treasurer	January 18, 2017
Patrick F. Williams	(Principal Financial and Accounting Officer)

/s/Nicholas Simon	Director	January 18, 2017
Nicholas Simon

/s/Timothy Haines	Director	January 18, 2017
Timothy Haines

/s/R. Scott Greer	Director	January 18, 2017
R. Scott Greer

/s/Kevin O’Boyle	Director	January 18, 2017
Kevin O’Boyle

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, an independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1(4)†	2014 Equity Incentive Plan and forms of award agreements thereunder.

99.2(5)†	2014 Employee Stock Purchase Plan.

99.3(6)†	Sientra, Inc. Inducement Plan.

(1)

Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(6)	Previously filed as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K (File No. 001-36709), originally filed with the Commission on March 10, 2016, incorporated herein by reference.
*	Filed herewith.
†	Indicates a management contract or compensatory plan or arrangement.